Exhibit 5.1

Davidson & Shear, LLC
A Professional Limited Liability Company
                                                                                                                  Roger V Davidson
                                                                                                           Ronald H Shear (retired)
4450 Arapahoe Ave, Suite 100
Boulder, CO 80303
Phone: 303-415-2511
 Fax: 303-415-2500
www.DandSlegal.com

October 13, 2011
Home Treasure Finders, Inc.
3412 West 62nd Avenue
Denver, CO 80221

Re: Registration Statement on Form S-1 (File Number 333-176154)

Gentlemen,

We have acted as counsel to Home Treasure Finders, Inc., a Colorado Corporation (the "Company"), in connection with the filing of a registration statement on Form S-1(the "Registration Statement") by the Company with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended, 3,925,800 shares of its no par value common stock (the “Common Shares”) for sale to the public pursuant to the Registration Statement.

In that connection, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary for the purpose of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

Based on the foregoing, we are of the opinion that the Common Shares being offered pursuant to the Registration Statement when sold and issued pursuant to the terms and conditions set forth in the Registration Statement will be validly issued, fully paid and non-assessable. We are also of the opinion that the Common Shares being offered for resale pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States and the laws of the state of Colorado. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in the law, changes in facts or any other matters that might occur or be brought to our attention after the effective date of the Registration Statement.

It is understood that this opinion may be used in connection with offers and sales of the Resale Shares made during the time when the Registration Statement is in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading" Legal Matters" in the prospectus included therein.

Very truly yours,

/s/Davidson & Shear, LLC
Davidson & Shear, LLC